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                                                                    Exhibit 21.1

                          Subsidiaries of Vsource, Inc.

Name                                          Jurisdiction of Incorporation
----                                          -----------------------------
Online Transaction Technologies, Inc.         California
Virtual Source, Inc.                          Nevada
Vsource (USA) Inc.                            Delaware
Vsource (Japan) Limited                       Japan
Vsource (CI) Ltd                              Cayman Islands
Vsource Services Limited                      Cayman Islands
Vsource (Asia) Ltd                            Hong Kong
Vsource Distribution (HK) Ltd                 Hong Kong
Vsource (Malaysia) Sdn Bhd                    Malaysia
Vsource Services (Malaysia) Sdn Bhd           Malaysia
Vsource (Australia) Pty Ltd                   Australia
Vsource (BVI) Ltd                             British Virgin Islands
Vsource (Singapore) Pte Ltd                   Singapore
Vsource Distribution (Singapore) Pte Ltd      Singapore